Client Id: 77

Exhibit 99.1

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EDITED TRANSCRIPT

DIOD - Q1 2018 Diodes Inc Earnings Call

EVENT DATE/TIME: MAY 08, 2018 / 9:00PM GMT

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Client Id: 77

MAY 08, 2018 / 9:00PM, DIOD - Q1 2018 Diodes Inc Earnings Call

CORPORATE PARTICIPANTS

Emily Yang Diodes Incorporated - VP of Worldwide Sales and Marketing

Keh-Shew Lu Diodes Incorporated - CEO, President & Director

Leanne K. Sievers Shelton Group - EVP IR

Richard D. White Diodes Incorporated - CFO & Secretary

CONFERENCE CALL PARTICIPANTS

Edgar Burling Roesch Sidoti & Company, LLC - Research Analyst

Shawn Matthew Harrison Longbow Research LLC - Senior Research Analyst

Tristan Gerra Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

PRESENTATION

Operator

Good afternoon, and welcome to Diodes Incorporated First Quarter 2018 Financial Results Conference Call. (Operator Instructions) As a reminder, this conference call is being recorded today, Tuesday May 8, 2018.

I would now like to turn the call over to Leanne Sievers of Shelton Group Investor Relations. Leanne, please go ahead.

Leanne K. Sievers - Shelton Group - EVP IR

Good afternoon, and welcome to Diodes' First Quarter 2018 Financial Results Conference Call. I'm Leanne Sievers, President of Shelton Group, Diodes' Investor Relations firm. Joining us today are Diodes' President and CEO, Dr. Keh-Shew Lu; Chief Financial Officer, Rick White; Vice President of Worldwide Sales and Marketing, Emily Yang; and Director of Investor Relations, Laura Mehrl.

Before I turn the call over to Dr. Lu, I'd like to remind our listeners that the results announced today are preliminary as they are subject to the company's finalizing its closing procedures and customary quarterly review by the company's independent registered public accounting firm. As such, these results are subject to revision until the company files its Form 10-Q for its first quarter 2018. In addition, management's prepared remarks contain forward-looking statements, which are subject to risks and uncertainties and management may make additional forward-looking statements in response to your questions. Therefore the company claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today, and therefore, we refer you to a more detailed discussion of the risks and uncertainties in the company's filings with the Securities and Exchange Commission, including Forms 10-K and 10-Q. In addition, any projections as to the company's future performance represent management's estimates as of today, May 8, 2018. Diodes assumes no obligation to update these projections in the future as market conditions may or may not change.

Additionally, the company's press release and management statements during this conference call will include discussions of certain measures and financial information in GAAP and non-GAAP terms. Included in the company's press release are definitions and reconciliations of GAAP to non-GAAP items, which provide additional details. Also throughout the company's press release and management statements during this conference call, we refer to net income attributable to common stockholders as GAAP net income.

For those of you unable to listen to the entire call at this time, a recording will be available via webcast for 60 days in the Investor Relations section of Diodes' website at www.diodes.com.

And now, I'll turn the call over to Diodes' President and CEO, Dr. Keh-Shew Lu. Dr. Lu, please go ahead.

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Client Id: 77

MAY 08, 2018 / 9:00PM, DIOD - Q1 2018 Diodes Inc Earnings Call

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Thank you, Leanne. Welcome, everyone, and thank you for joining us today. First quarter revenue was at the high-end of the guidance, primarily driven by strong growth in the consumer, automotive and industrial markets, complemented by revenue in Europe reaching record levels. In fact, our automotive end-market reached 9% of the revenue in the quarter as we continue to benefit from our successful customer and content expansion efforts. Since implementing our automotive strategy in 2013, we have achieved a compound annual growth rate of 27% in this business, reflecting our expanded customer base, increasing pipeline of design wins and the growing content across multiple applications. The quarter was also highlighted by gross profit dollars reaching a record, growing 33% year-over-year, twice the rate of our revenue growth and contributing to almost 3.5x increase in non-GAAP earnings per share over the same time period. Additionally, EBITDA in the first quarter reached a record $54.2 million or 20% of revenue. The operating leverage in our business model positions Diodes to deliver increasing profit and a cash flow in the coming quarters, as revenue continues to increase at a faster rate than operating expense and approach our target model of 20% of revenue.

Looking to the second quarter, we expect to extend our growth momentum with continued strength across our target geographies and the end markets, which we anticipate will result in the achievement of new quarterly records for both revenue and gross profit.

With that, let me now turn the call over to Rick to discuss our first quarter financial results and our second quarter guidance in more detail.

Richard D. White - Diodes Incorporated - CFO & Secretary

Thanks, Dr. Lu, and good afternoon, everyone. Revenue for the first quarter 2018 was $274.5 million, an increase of 16.2% from the $236.3 million in the first quarter 2017 and an increase of 2.3% from the $268.4 million in the fourth quarter 2017. Revenue increased in the quarter with Europe achieving record revenue, mainly due to strength in the automotive and industrial end markets.

Gross profit for the first quarter 2018 was a record $98.6 million or 35.9% of revenue compared to $73.9 million or 31.3% of revenue in the first quarter 2017 and $96.4 million or 35.9% of revenue in the fourth quarter 2017. The 460 basis point year-over-year increase in gross profit margin was primarily due to favorable product mix, increased contribution from Pericom products as well as improved capacity utilization.

GAAP operating expenses for the first quarter 2018 were $71.7 million or 26.1% of revenue and $64.7 million or 23.6% of revenue on a non-GAAP basis, which excludes $4.8 million of amortization of acquisition-related intangible asset expenses, $2.6 million of expenses related to officer retirement and a $300,000 credit related to the KFAB restructuring. This compares to GAAP operating expenses in the first quarter 2017 of $64.6 million or 27.3% of revenue and non-GAAP expenses of $57.3 million or 24.2% of revenue, and GAAP operating expenses in the fourth quarter  2017 were $72.9 million or 27.2% of revenue and $64.3 million or 24% of revenue on a non-GAAP basis.

Looking specifically at selling, general and administrative expenses for the first quarter. SG&A was approximately $47.2 million or 17.2% of revenue. On a non-GAAP basis, excluding the officer retirement expenses, SG&A in the first quarter was approximately $44.6 million or 16.2%. This compares to $39.7 million or 16.8% of revenue in the first quarter 2017 and $44.7 million or 16.7% of revenue for the fourth quarter 2017.

Investment in research and development for the first quarter was approximately $20.2 million or 7.4% of revenue. This compares to $18 million or 7.6% of revenue in the first quarter of 2017 and $19.7 million or 7.3% of revenue in the fourth quarter 2017.

Combined, SG&A plus R&D for the first quarter 2018 was $67.4 million or 24.5% of revenue. On a non-GAAP basis, it was $64.8 million or 23.6% of revenue compared to $57.7 million or 24.4% of revenue in the first quarter 2017 and $64.4 million or 24% of revenue in the fourth quarter 2017.

Total other expenses amounted to approximately $600,000 for the quarter, including a $3 million foreign currency loss, a $2.8 million interest expense. These losses were partially offset by other income of $5.2 million, which included an insurance reimbursement of approximately $3 million for business interruption due to the KFAB shutdown. Income before taxes and noncontrolling interest in the first quarter 2018 amounted to $26.3 million compared to $2.1 million in last year's first quarter and $20.8 million in the fourth quarter of 2017.

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MAY 08, 2018 / 9:00PM, DIOD - Q1 2018 Diodes Inc Earnings Call

Turning to income taxes. Our effective income tax rate for the first quarter 2018 was approximately 29.6%. GAAP net income for the first quarter 2018 was $18.5 million or $0.37 per diluted share compared to GAAP net income of $1.2 million or $0.02 per diluted share in the first quarter 2017 and a net loss of $30.7 million or $0.62 per share in the fourth quarter 2017, which included the impact of the tax reform act. The share count used to compute GAAP diluted EPS for the first quarter 2018 was 50.6 million shares.

First quarter 2018 non-GAAP adjusted net income was $24.2 million or $0.48 per diluted share, which excluded net of tax $3.9 million of noncash acquisition-related intangible asset amortization costs and $2 million of officer retirement expenses. This compares to non-GAAP adjusted net income of $7 million or $0.14 per diluted share in the first quarter 2017 and $21.6 million or $0.42 per diluted share in the fourth quarter 2017. We have included in our earnings release a reconciliation of GAAP net income to non-GAAP adjusted net income, which provides additional details.

Included in the first quarter 2018, GAAP net income and non-GAAP adjusted net income was approximately $5 million net of tax of noncash share-based compensation expense. Excluding share-based compensation expense, both GAAP diluted EPS and non-GAAP adjusted diluted EPS would have increased by an additional $0.10 per diluted share in the first quarter 2018, $0.05 in the first quarter of 2017 and $0.06 in the fourth quarter 2017.

EBITDA, which represents earnings before net interest expense, income tax, depreciation and amortization, was a record $54.2 million or 19.7% of revenue in the first quarter 2018 compared to $28.6 million or 12.1% of revenue in the first quarter 2017 and $47 million or 17.5% of revenue in the fourth quarter 2017.

Cash flow generated from operations was $54 million for the first quarter of 2018. Free cash flow was $22.3 million for the first quarter, which included $31.6 million of capital expenditures. Net cash flow was a negative $21.3 million, including the pay down of approximately $46.5 million  of long-term debt.

Turning to the balance sheet. At the end of the first quarter, cash and cash equivalents plus short-term investments totaled approximately $186.3 million. Working capital was approximately $393.9 million and long-term debt including the current portion, was $221.8 million.

At the end of the first quarter, inventory increased by approximately $20 million from the fourth quarter of 2017 to approximately $236.5 million. The increase in inventory reflects a $10.6 million increase in finished goods, a $2 million increase in work-in process and a $7.4 million increase in raw materials. The increase in finished goods inventory is to support our expectations for a continued growth in the second quarter. Inventory days were 116 in the quarter compared to 114 days in the fourth quarter of 2017.

At the end of the quarter, accounts receivables was approximately $174.1 million, a decrease of $26 million from last quarter. AR days were 61 compared to 74 last quarter.

Capital expenditures on a cash basis for the first quarter were $31.6 million or 11.5% of revenue. This above model CapEx was to put capacity in place with expected strong revenue growth in the second quarter and second half of 2018. We expect CapEx for the full year 2018 to return to our target model of 5% to 9% of revenue. Depreciation and amortization expense for the first quarter was $25.6 million.

Now turning to our outlook. For the second quarter 2018, we expect continued strong growth with revenue increasing to a range of $292 million and $308 million, or up 6.4% to 12.2% sequentially. We expect GAAP gross margin to be 35.5% plus or minus 1%. Non-GAAP operating expenses, which are GAAP operating expenses adjusted for amortization of acquisition-related intangible assets, are expected to be approximately 22% of revenue, plus or minus 1%.

We expect interest expense to be approximately $2.5 million. Our income tax rate is expected to be 29% plus or minus 3%, and shares used to calculate diluted EPS for the second quarter are anticipated to be approximately 51.3 million.

With that said, I will now turn the call over to Emily Yang.

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Client Id: 77

MAY 08, 2018 / 9:00PM, DIOD - Q1 2018 Diodes Inc Earnings Call

Emily Yang - Diodes Incorporated - VP of Worldwide Sales and Marketing

Thank you, Rick, and good afternoon. As Dr. Lu and Rick discussed, first quarter revenue was up 2.3% sequentially and up 16.2% year-over-year.   Q1 distributor POP was flat and POS was down 6.6%. Europe and North America remained strong with record high POS results. Asia POS is down due to impact of the Chinese New Year holiday shutdown on our customers. Channel inventory increased 7.8% sequentially.

As evidenced by our above seasonal results, customer activity remained strong across regions, with solid design activity and design wins. We continue to penetrate our key customer base with an expanded sales footprint, deeper product line and significant cross-selling opportunities with the Pericom product lines.

We set revenue records across 4 product categories in the first quarter, including connector ASIC, interface, protection devices and signal integrity. We also continued to see strong momentum in the battery management, EPMS, switches, MOSFET and CMOS LDOs, driven by recent design wins on new products. Going forward, we expect our expanded product portfolio, new product introductions and design win momentum will support continued revenue growth.

Looking at the global sales in the first quarter. Asia represented 78% of the revenue; Europe, 13%; and North America, 9%. In terms of our end markets, consumer represented 27% of the revenue; communications, 24%; industrial, 23%; computing, 17%; and automotive, 9% of the revenue.

As Dr. Lu mentioned, our automotive market was a highlight in the quarter, setting a quarterly revenue record and growing 50% year-over-year. Given its strong performance, I want to start my end-market commentary with auto market, which has been a key focus area for Diodes for the past several years and also a area where we are seeing expanded opportunities for growth.

During the quarter, we continued our penetration momentum by winning design in with key automotive customers worldwide. There are 3 application areas where Diodes is gaining significant traction, including connected driving, which consists of ADAS, Telematics and Infotainment systems. Comfort, style and safety, including lighting and brushless DC motor control as well as Powertrain, covering conventional, hybrid and electric vehicles. Specifically, in the connected driving application, Diodes offers are led by PCI switches and ReDrivers as well as signal switches, timing and USB chargers, an area where Diodes' currently offering some of the only AECQ-Qualified parts available in the market.

For comfort, style and safety, Diodes has a range of MOSFETs designed specifically to meet the needs of brushless DC driving, with mainly high- and low-power motors and vehicles covering functions such as seat adjustments, windshield wiping, fuel and water pumps as well as power steering. Also in comfort, style and safety, we've had strong success from LED products like buck, boost, buck-boost, linear drivers and bipolar transistors in applications such as daylight running lights, rear cluster, styling, instrument lighting as well as the latest beam steerable LED matrix headlight technology. This segment represents a large portion of Diodes' auto revenues with strong shipments, numerous design in and close engagements with targeted customers offer further opportunity for growth.

In the Vehicle Powertrain segment, Diodes' supplies into conventional internal combustion engine powertrains as well as those for hybrid and electric vehicles. In fact, we have secured multiple design wins and opportunities for the battery management system to meet the need of the fast-growing electric vehicle market. As a result of our automotive expansion initiative, over the past 5 years, we estimated that we can now address over $70 of semiconductor contents per vehicle, which will contribute to driving significant revenue upside towards our long-term goal of 20% of the revenue.

Turning next to industrial market, which has also contributed to our growth both sequentially and year-over-year. Diodes also continues to secure expanding design ins for products such as LDOs, LED lighting and packet switches as well as continued growth from our Triac-Dimmable offline LED product samples. Our packet switch products remained a primary revenue driver from our connectivity product family and are gaining increased interest for the applications such as security systems, industrial PCs and virtual currency mining machines.

Additionally, Diodes launched new MOSFETs for motor and DC industrial applications, also aimed at industrial motor driving, our 2 new devices are recently launched and increasing popular gate drivers ranging from 60 volts to 600 volts, complementing the gate driver portfolio with 5 additional IGBT products, with 600 volts and 1,200 volts rating and handling currents up to 60 amps.

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MAY 08, 2018 / 9:00PM, DIOD - Q1 2018 Diodes Inc Earnings Call

Now looking at consumer market, which continued to be a strong area for us, growing both sequentially and year-over-year with increased momentum for new applications like IoT, gaming, quick-charging, handheld portable devices, USB chargers, smart devices and smart audio wireless speakers. We also continued to gain strong traction for our single-chip USB Type C controller with integrated Mux and speeds up to 10 gigabits per second, that provides the regular Type C connectivity with low power in a very small package. These products are suitable for applications such as IP cameras as well as in computing applications such as LTE routing tablets and notebook. In the same way, our USB Type C cross bar switch enables video applications over the USB Type C as it supports USB 3.1, Gen 2 for data and display for a video. We also continued to expand our footprint with our small-sized low-power high-performance crystal and crystal oscillators product family acquired from Pericom.

In the communications market, we continue to see strong design in activity with our hall sensors, USB switches, LDOs, timing, TVS, SBR, MOSFETs and connectivity products that are designed in multiple applications, including telecom gateways, routers, switches, setup boxes, smartphones, wireless devices and chargers. Lastly in computing applications, we continued to gain increased content opportunities with our expanded portfolio of Pericom products. We secured several design ins for our new interface products, signal integrity, logic, LDO and low jitter PCIe Gen2, 3, Gen4, crystal oscillators, clock generators and clock buffers in the server, storage and data center applications.

Additionally, we launched several new products for computing applications, including a 30-volt bidirectional MOSFET low switch for USB power delivery as well as TVS products for USB 3.X, USB 3 and Thunderbolt 3.0 applications. Diodes also launched 80 to 100 volt Trench Schottky rectifiers for notebook power supplies.

In summary, we are pleased with the growth and momentum we continue to achieve, in particular, in the automotive and industrial markets. We have made excellent progress with our product and content expansion initiatives that have resulted in increased market share and a deeper sales footprint. We are well positioned to capitalize on the continued strength in the global market and expect to continue our strong growth in the second quarter.

With that, I'm opening the floor to questions. Operator?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And our first question will come from Tristan Gerra with Baird.

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

Question on gross margin, which typically increases sequentially in Q2 and also presumably given the strength at the top line is something that should help gross margin as well. What is the reason for the midpoint of the Q2 gross margin guidance to be slightly down quarter-on-quarter?  And is this possibly related to the ramp of your 8-inch capacity?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

You are right, Tristan. It's -- that's one of the reasons. The other reason is, we focus on significant growth in 2018, evidenced by the guidance second quarter, 9% growth over the first quarter. So because of that, we have increased the capacity, and I think by -- looking at the CapEx number in 1Q, you can see we're adding capacity to support the growth of this year. And therefore, it will be -- the company is already impressed. You're correct, you were right. So but depreciation will be needed right away. And therefore, the depreciation from CapEx in (inaudible) plus 8-inch capacity expansion, those will be -- increased the depreciation and interviews un-audit negative PV. But look at the GP gross profit, GP dollar, we actually if you look at the midpoint, the guidance actually up above $8 million from 2Q to 1Q, so the percentage might went down a little bit due to the capacity -- under the capacity, but the gross profit is actually focused at $8 million.

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MAY 08, 2018 / 9:00PM, DIOD - Q1 2018 Diodes Inc Earnings Call

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

Great. That's very useful. Next, could you then give us a quick update on 8-inch capacity ramp? And also when we should expect that gross margin to rebound on the basis of the background you just gave us?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Okay. I think the 8-inch, I think we already said, the focus is ramping up to about 9,000 to 10,000 wafer per month by end of 4Q. So right now, we look at that, 1Q is only total 800 wafer only. Then Q2 probably ramp it up gradually to probably 2,000, 3,000 at max. Then go to 3Q, 6,000, 7,000 a month, then in 4Q -- at end of 4Q probably 9,000 to 10,000 inch wafer per month. And the CapEx is already spent. And now, I think we already -- somewhere around 6,000 wafer capacity equipment is already installed. And then we probably have another piece of gear (inaudible) of the year, will give us the capacity up to 10,000 per month.

Operator

And our next question comes from Shawn Harrison with Longbow Research.

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

The increase in channel inventory of about 8% sequentially, do you expect that will be consumed by distribution during the second quarter? Do  you believe you'll need to continue to build channel inventory? Or they'll build channel inventory, I guess?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

No, we won't consume for sure. We already looked at the (inaudible) consume some. But end of the quarter, we expect it will be -- most of them will consume. Again the reason actually is due to the Chinese New Year, most of our customer during the Chinese New Year shutdown, the whole week, and so the POS is reduced. And typically our 4Q in Asia POS is always very high. So if we look at U.S. and Europe, the POS actually will go high. So the whole problem -- I won't say the problem, the whole inventory build is actually in Asia. And the Asia was due to Chinese New Year of a customer shutdown they are not using the product, but the design you need is already there. And they -- right up in the Chinese New Year, they stop to ramp. So much the POS is already started to move. It's really the 1Q role is in February, and then the March that move and April, we report is quite well, the POS is quite well too.

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

Okay. And as a follow-up, are you seeing the pricing environment where you're kind of flattish now year-over-year? Or you're having any ability to see pricing go slightly higher? And then as a separate follow-up to Rick, when do you think you'll be in a net cash position? Could you be there by the September quarter?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Okay. Let me answer the pricing, and then Rick answer the cash balance-issue. The pricing, we typically put 2% a quarter decoration and that's typically our motto. And from the good time, or from the capacity time, we now is less than 1%. But very hard to go to customers and say, I want  to raise the price, we -- it's very difficult. But what we tried to do is product mix. So that's one of key, new product -- driving the new product to replace the old product and typically new product because of the performance, because the cost reduction, typically new product give you a better margins. And by doing that, each year through improved GP instead of go to the customers and say, now, you are (inaudible) we want to raise the

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MAY 08, 2018 / 9:00PM, DIOD - Q1 2018 Diodes Inc Earnings Call

price, that's just in our business, that's not the traditional way to do it. But we can slow down the price reduction and therefore, now our price reduction is less than our model. Rick?

Richard D. White - Diodes Incorporated - CFO & Secretary

So the issue here is that we have debt outstanding of about $222 million and we had cash of $186 million. So the difference is $45 million. So the question is whether we're going to be able to pay down $45 million by the end of the year to just get to a net position. Dr. Lu would like us to do that. He's pushing, but I'm not sure we're going to be able to do that because we have to make some equity injections into our Chengdu facility. And so that might preclude us from doing that. But I would say that by the time -- by this time at the end of next year, we should be there for sure.

Shawn Matthew Harrison - Longbow Research LLC - Senior Research Analyst

When you say equity injections in the Chengdu, could you elaborate a bit?

Richard D. White - Diodes Incorporated - CFO & Secretary

Yes, we have a commitment to the Chinese government, that we will invest so much money from an equity standpoint. It was one of the original things we agreed to back in 5 years ago.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

5 years ago. The key think is we both -- they keep us within, and we kind of biased about them, but they give us the money back. And so we have some commitment is by each year, how much money we'll put in for expansion.

Richard D. White - Diodes Incorporated - CFO & Secretary

So it has to do with expansion. So as we've talked about previously, we're continuing to slowly expand the capacity in Chengdu. And this helps firm that capacity expansion.

Operator

(Operator Instructions) Our next question will come from Edgar Roesch with Sidoti.

Edgar Burling Roesch - Sidoti & Company, LLC - Research Analyst

I had one follow-up on capacity in the CapEx, sort of the pacing in 2018. I mean, would you think that you can stay ahead of demand with the additions you're making? Or would you expect maybe you're going to get on allocations with any products in the second quarter? Do you have any thoughts on that?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Well, I hate to say it, but currently we still have some of the product and the allocation. So we'll continue that situation, and -- but we do foresee the market's tight since last year, and we are putting the request to put in the CapEx. And it just started coming by (inaudible) of 1Q, and we have installed that, and then we go to start rent in Q2. But that's just enough to support the expansion, because -- for this year. And we will still see the capacity is quite tight on certain package.

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MAY 08, 2018 / 9:00PM, DIOD - Q1 2018 Diodes Inc Earnings Call

Richard D. White - Diodes Incorporated - CFO & Secretary

I will also say that, Ed, if you look at the first quarter, we did about $31.5 million worth of CapEx on a cash basis. And that's higher than our model, as I mentioned in my speech, it's to front-load this for the capacity expansion. And during the year, we think we'll go back to the 5% to 9% model that we've had on a yearly basis. So to answer your question, it's going to be more front loaded than it is backloaded.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Yes, so our model, who still want to keep our CapEx expenditure at our model, which is 5% to 9%. Now in 1Q, we are more than 10%. It has (inaudible) and because typically our rent is in second quarter and third quarter. So by the first -- full fourth quarter is to date to put in putting the CapEx to support this year.

Richard D. White - Diodes Incorporated - CFO & Secretary

That's right.

Edgar Burling Roesch - Sidoti & Company, LLC - Research Analyst

And then on the packaging side, just kind of on a broader level, you've had so much success in the automotive side. Are you finding that your packaging is as big of a differentiator and leads to the product wins in that end-market as much as it has historically for Diodes?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Well, yes packaging is one of the key technology we have in our automotive. And by (inaudible) we are -- since installed that strategy back to 2013, we are now in mix CAGR at the 20% for the last 5 years. So in our view, our strategies are working and our -- from the product, from the packaging, from since we have been doing it is successful. So we're going to continue the similar effort to continue grow ourselves quickly in automotive. And as in DC, I think we are target at 9% and we're going to achieve better than 9% and then move to 10% probably next year.

Emily Yang - Diodes Incorporated - VP of Worldwide Sales and Marketing

So just to add a little bit. Beyond the packaging, I think the performance and features are also very, very important. This is also a direction, we continue to invest in technology and working closely with the customer to really find the perfect solutions for their applications.

Edgar Burling Roesch - Sidoti & Company, LLC - Research Analyst

Okay. And then one quick one. I don't know, I was looking through my notes, but the purchase accounting adjustment that you're including in the Q2 guidance, Rick, is for Pericom and other acquisitions, is that a fairly typical adjustment? Or is it something that triggered that particular adjustment?

Richard D. White - Diodes Incorporated - CFO & Secretary

No. That's an adjustment we've made every quarter for many quarters.

Operator

And we have a follow-up question from Tristan Gerra with Baird.

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Client Id: 77

MAY 08, 2018 / 9:00PM, DIOD - Q1 2018 Diodes Inc Earnings Call

Tristan Gerra - Robert W. Baird & Co. Incorporated, Research Division - MD and Senior Research Analyst

Could you mention the percentage of your product portfolio that has lead times exceeding 12 weeks? And give us a range of how far lead times are stretching? And also how does that compare with the quarter ago?

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Well, actually, product really -- the DTAM really based on the product. For example, most of the telecom product other than crystal and oscillators, most of the telecom product because the wafer fab coming from foundry and packaging from silicon. The DTAM is low compared with Diodes product. And Diodes product typically are wafer fab. The number of Mux is very less than telecom product start from Diodes (inaudible) to MOSFET probably in 9 days and telecom product 20-something days. So the DTAM on the wafer fab makes significant difference. Packaging is not done much different, except they are outside, and the Diodes product is we do it all internally. Therefore, we can shoot in DTAM a little bit. But majority, the DTAM really coming from foundry wafer and because numbers there are significantly different between the discrete and the telecom product.

Emily Yang - Diodes Incorporated - VP of Worldwide Sales and Marketing

So I think in general supply is still very constrained, and we really do not see a significant change from our overall lead time situation point of view.

Operator

And I'm showing no further questions at this time. I would now like to turn the call back to Dr. Keh-Shew Lu for closing remarks.

Keh-Shew Lu - Diodes Incorporated - CEO, President & Director

Thank you for your participation on today's call. Operator, you may now disconnect.

Operator

Thank you. Ladies and gentlemen, thank you for participating in today's conference. This does conclude the program, and you may all disconnect. Everyone, have a great day.

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